                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         THE GOLDMAN SACHS GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                               13-4019460
(STATE OF INCORPORATION OR ORGANIZATION)  (I.R.S. EMPLOYER IDENTIFICATION NO.)

                   85 BROAD STREET, NEW YORK, NEW YORK 10004
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box:     [ ]
If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box:     [ ]

      SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM
                              RELATES:  333-36178
                                (IF APPLICABLE)

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

         TITLE OF EACH CLASS           NAME OF EACH EXCHANGE ON WHICH
         TO BE SO REGISTERED           EACH CLASS IS TO BE REGISTERED
         -------------------           ------------------------------
0.25% EXCHANGEABLE INDEX-LINKED NOTES     AMERICAN STOCK EXCHANGE
        DUE NOVEMBER 7, 2005
 (LINKED TO THE NASDAQ-100 INDEX(R))

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
                                      NONE

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The material set forth in (i) the sections captioned "Description of Notes We May Offer" and "Description of Debt Securities We May Offer" in the registrant's registration statement on Form S-3 (No. 333-36178) and (ii) the section "Specific Terms of Your Note" in the Prospectus Supplement No. 153, dated October 31, 2000, to the registrant's Prospectus, dated May 8, 2000, and Prospectus Supplement, dated May 10, 2000, is incorporated herein by reference.

ITEM 2.  EXHIBITS.

     1. Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 6 to the registrant's registration statement on Form 8-A (No. 001-14965).

     2. Form of The Goldman Sachs Group, Inc.'s 0.25% Exchangeable Index-Linked Note due November 7, 2005 (Linked to the Nasdaq-100 Index(R)).

     3. Explanatory Note.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          THE GOLDMAN SACHS GROUP, INC.

                                          By:       Dan H. Jester
                                          --------------------------------------
                                              Name: Dan H. Jester
                                              Title:   Treasurer

Date: November 6, 2000

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